 EXHIBIT 99.1

XPO Releases Preliminary Results for Third Quarter 2022
and Long-Term Targets

GREENWICH, Conn. — October 17, 2022 — XPO Logistics, Inc. (NYSE: XPO), a leading provider of freight transportation services, has released the following results in advance of its third quarter 2022 earnings announcement and conference call.

For the third quarter 2022, the company expects to report:

•	Revenue of approximately $3.04 billion
•	Operating income of $181 million to $185 million
•	Earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, of $348 million to $352 million

Pro forma for the planned spin-off of RXO, the company expects net leverage, expressed as net debt divided by trailing 12-month adjusted EBITDA, to be approximately 2.0X as of December 31, 2022.

For its North American less-than-truckload (LTL) segment, the company expects third quarter 2022 results to include:

•	A year-over-year increase in revenue per hundredweight, excluding fuel, of approximately 7%
•	A year-over-year decrease in weight per day of approximately 2.9% for the full quarter, with weight per day improving each month and inflecting positive year-over-year in September
•	An operating ratio of approximately 85.1%
•	An adjusted operating ratio, a non-GAAP financial measure, of 82.9% or better, reflecting at least 150 basis points of improvement from the prior year’s third quarter, excluding gains on real estate sales in both periods; there were no gains on real estate recorded in the third quarter of 2022

The company has reiterated its expectation that at least $1 billion of full year 2022 adjusted EBITDA will be generated by North American LTL, including up to $50 million of gains on sales of real estate in the fourth quarter.

The company now expects to achieve a year-over-year improvement of 50 to 100 basis points in its North American LTL adjusted operating ratio for full year 2022, excluding gains on sales of real estate; this compares with its prior target of at least 100 basis points of improvement.

For its North American truck brokerage business, which is reported within the Brokerage and Other Services segment, the company expects third quarter 2022 results to include:

•	A year-over-year increase in volume of approximately 9%
•	A year-over-year decrease in revenue of approximately 2%
•	A year-over-year increase in margin dollars, a non-GAAP financial measure, of approximately 31%

Long-Term Targets for North American LTL and RXO Spin-Off

In conjunction with upcoming investor meetings, and in anticipation of XPO’s planned spin-off of its North American brokered transportation platform on November 1, 2022, the company issued the following long-term financial targets.

For its North American LTL business, encompassing the period from 2021 (the most recent reported fiscal year) through 2027, assuming gross capital expenditures of 8% to 12% of revenue, on average, over the next several years:

•	Revenue growth at a compound annual growth rate of 6% to 8%
•	Adjusted EBITDA growth at a compound annual growth rate of 11% to 13%
•	Adjusted operating ratio improvement of at least 600 basis points

A reconciliation of the 2021 pro forma base used in the calculation of the LTL adjusted EBITDA growth target and adjusted operating ratio improvement is provided in the attached financial table.

For the RXO spin-off of the North American brokered transportation platform, including its core truck brokerage business:

•	2027 adjusted EBITDA of $475 million to $525 million
•	Annual capital expenditures of approximately 1% of revenue, 2023-2027
•	Annual depreciation and amortization of approximately 1% of revenue, 2023-2027
•	Annual interest expense of approximately $37 million, 2023-2027

Third Quarter 2022 Conference Call

As previously announced, XPO will hold its third quarter conference call and webcast on Monday, October 31, at 8:30 a.m. Eastern Time. The company's results will be released earlier that morning and made available on www.xpo.com. Dial-in and webcast access information can be found at www.xpo.com/investors.

About XPO Logistics and RXO

XPO Logistics, Inc. (NYSE: XPO) is a leading provider of freight transportation services, primarily less-than-truckload (LTL) and truck brokerage. XPO uses its proprietary technology to move goods efficiently through supply chains. The company’s global network serves 50,000 shippers with approximately 749 locations and 43,000 employees, and is headquartered in Greenwich, Conn., USA. Visit xpo.com for more information, and connect with XPO on Facebook, Twitter, LinkedIn, Instagram and YouTube.

About the spin-off

XPO intends to spin off its tech-enabled brokered transportation platform in North America as an independent publicly traded company under the ticker symbol RXO November 1, 2022, with a proprietary digital freight marketplace, access to vast truckload capacity and complementary brokered services for managed transportation, last mile and freight forwarding. Visit rxo.com for more information.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this press release.

XPO’s non-GAAP financial measures in this press release include: net debt and net leverage for the trailing twelve months ended December 31, 2022; adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) and adjusted operating ratio excluding gains on sales of real estate for our North American LTL segment for the three months ended September 30, 2022; and margin dollars for our North American truck brokerage business for the three months ended September 30, 2022.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA includes adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.

We believe that adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), litigation settlements, tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that net leverage and net debt are important measures of our overall liquidity position and are calculated by removing cash and cash equivalents from our reported total debt and reporting net debt as a ratio of our trailing twelve-month reported adjusted EBITDA. We believe that adjusted operating ratio improves the comparability of our operating results from period to period by: (i) removing the impact of certain transaction, integration and rebranding costs and restructuring costs, as well as amortization expenses and (ii) including the impact of pension income incurred in the reporting period as set out in the attached tables. We believe that margin dollars (revenue less cost of transportation and services, exclusive of depreciation and amortization) improves the comparability of our operating results from period to period by removing the cost of transportation and services, in particular the cost of fuel, incurred in the reporting period as set out in the attached tables.

With respect to our preliminary third quarter 2022 results for adjusted EBITDA and adjusted operating ratio for our North American LTL business, and margin dollars for our truck brokerage business, and with respect to our financial targets for adjusted EBITDA for full year 2022, net leverage and net debt as of year-end 2022, and adjusted EBITDA CAGR and adjusted operating ratio improvement for the period 2021 to 2027 for our North American LTL business, and full year 2027 adjusted EBITDA for our RXO spin-off businesses, reconciliations of these non-GAAP measures to the corresponding GAAP measures are not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. Specifically, certain key items, including our income tax provision and transaction and integration costs for the third quarter 2022, are impacted by the future completion of our quarter-end closing processes and are not currently determinable. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to the planned spin-off, the expected timing of the spin-off, the anticipated benefits of the spin-off and the long-term targets for our North American LTL business and the RXO spin-off businesses. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include our ability to effect the spin-off of our tech-enabled brokered transportation platform and meet the related conditions of the spin-off, the expected timing of the completion of the spin-off and the terms of the spin-off, our ability to achieve the expected benefits of the spin-off, our ability to retain and attract key personnel for the separate businesses, the risks discussed in our filings with the SEC, and the following: economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic, including supply chain disruptions due to plant and port shutdowns and transportation delays, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages, which may lower levels of service, including the timeliness, productivity and quality of service, and government responses to these factors; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to implement our cost and revenue initiatives; our ability to benefit from the proposed spin-off; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; goodwill impairment, including in connection with the proposed spin-off; matters related to our intellectual property rights; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; natural disasters, terrorist attacks, wars or similar incidents, including the conflict between Russia and Ukraine and increased tensions between Taiwan and China; risks and uncertainties regarding the potential timing and expected benefits of the proposed spin-off of our tech-enabled brokered transportation platform, including the risk that the spin-off may not be completed on the terms or timeline currently contemplated, if at all; the impact of the proposed spin-off of our tech-enabled brokered transportation platform on the size and business diversity of our company; the ability of the proposed spin-off of our tech-enabled brokered transportation platform to qualify for tax-free treatment for U.S. federal income tax purposes; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees and independent contractors; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; the impact of potential sales of common stock by our chairman; governmental regulation, including trade compliance laws, as well as changes in international trade policies, sanctions and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; and competition and pricing pressures.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contacts

Tavio Headley

+1-203-413-4006

tavio.headley@xpo.com

Jared Weisfeld

+1-475-299-7355

jared.weisfeld@rxo.com

Media Contacts

Karina Frayter

+1-203-484-8303

karina.frayter@xpo.com

Nina Reinhardt

+1-980-408-1594

nina.reinhardt@rxo.com

North American Less-Than-Truckload Segment

Summary Financial Table

(Unaudited)

(In millions)

	Adjusted Year Ended	Year Ended
	December 31,	December
	2021 (1)	2021
Revenue	$4,118	$4,118
Operating income (1)	538	618
Operating ratio (2)	86.9%	85.0%
Other income (3)	58	58
Amortization expense	33	33
Transaction, integration and rebranding costs	1	1
Restructuring costs	—	—
Adjusted operating income	$630	$710
Adjusted operating ratio (4) (5)	84.7%	82.7%
Depreciation expense	193	193
Other	1	1
Adjusted EBITDA (6)	$824	$904
Gains on real estate transactions	(62)	(62)
Adjusted EBITDA, excluding gains on real estate transactions (4)	$762	$842
Adjusted operating income, excluding gains on real estate transactions (4)	$568	$648
Adjusted operating ratio, excluding gains on real estate transactions (4) (5)	86.2%	84.3%
Pension income	(58)
Adjusted operating income, excluding gains on real estate transactions and pension income (4)	$510
Adjusted operating ratio, excluding gains on real estate transactions and pension income (4) (5)	87.6%

[1]	XPO anticipates allocating incremental Corporate costs of $80 million beginning in the first quarter of 2023. Adjusted year ended December 31, 2021 Operating income of $538 reflects these incremental Corporate costs.
[2]	Operating ratio is calculated as (1 - (operating income divided by revenue)).
[3]	Other income primarily consists of pension income.
[4]	See the “Non-GAAP Financial Measures” section of the press release.
[5]	Adjusted operating ratio is calculated as (1 - (adjusted operating income divided by revenue)); adjusted operating margin is the inverse of adjusted operating ratio.
[6]	Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280.